Exhibit 33.1

General Electric Capital Corporation 201 Merritt 7, 3rd Floor Norwalk, CT 06851 USA

GENERAL ELECTRIC CAPITAL CORPORATION

Management’s Assertion of Compliance

1.	Management of General Electric Capital Corporation (the “Company”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB promulgated by the Securities and Exchange Commission, as of and for the twelve months ended December 31, 2012 (the “Reporting Period”), as set forth in Appendix A hereto. Appendix B identifies the transactions covered by this report and includes asset-backed securities transactions for which the Company acted as servicer involving floorplan receivables, accounts receivable and asset based lending receivables (the “Platform”);

2.	The Company has engaged certain vendors, which are not “servicers” as defined in Item 1101(j) of Regulation AB (the “Vendors”), to perform specific, limited or scripted activities, and the Company’s management elects to take responsibility for assessing compliance with the servicing criteria or portions of the servicing criteria applicable to such Vendors’ activities as set forth in Appendix A hereto, as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. Management has policies and procedures in place designed to provide reasonable assurance that the Vendors’ activities comply in all material respects with the servicing criteria applicable to each Vendor;

3.	The Company’s management has assessed the Company’s compliance with the applicable servicing criteria as of December 31, 2012 and for the Reporting Period. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB except as set forth in paragraph 4 below;

4.	The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	Based on such assessment, management believes that, as of December 31, 2012 and for the Reporting Period with respect to the Platform, the Company has complied, in all material respects, with the aforementioned applicable servicing criteria relating to the servicing of the Platform, except as set forth in Appendix C hereto;

6.	The Company has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria, except as set forth in Appendix C hereto related to 1122(d)(2)(vii), as of December 31, 2012 and for the Reporting Period with respect to the Platform;

7.	The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria, except as set forth in Appendix C hereto related to 1122(d)(2)(vii), as of December 31, 2012 and for the Reporting Period with respect to the Platform; and

8.	KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Company’s compliance with the applicable servicing criteria as of December 31, 2012 and for the Reporting Period.

[SIGNATURE PAGE FOLLOWS]

March 21, 2013

General Electric Capital Corporation

By:	/s/ Peter M. Graham Name: Peter M. Graham Title: Chief Financial Officer, Capital Markets

APPENDIX A

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.			X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.			X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X2
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X3
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

[1]	Certain of the activities described in servicing criterion 1122(d)(2)(i) are outsourced to Vendors and the Company has elected to take responsibility for assessing such Vendors’ compliance with servicing criterion 1122(d)(2)(i).
[2]	With respect to servicing criterion 1122(d)(2)(ii), the Company makes such disbursements to investors but does not make such disbursements on behalf of obligors.
[3]	With respect to servicing criterion 1122(d)(2)(iii), there were no activities performed during the twelve months ended December 31, 2012, with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 240.13k-1(b)(1) of this chapter.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X4, 5	X4, 5
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

[4]	With respect to the trust accounts related to the Platform, the activities described in servicing criterion 1122(d)(2)(vii) are outsourced to Vendors and the Company has elected to take responsibility for assessing such Vendors’ compliance with the servicing criterion 1122(d)(2)(vii) (other than the activities described in clause (C) thereof, which are performed directly by the Company).
[5]	With respect to servicing criterion 1122(d)(2)(vii)(B), which relates to the timeliness of preparation of bank reconciliations, as permitted by criterion 1122(d)(2)(vii)(B), the Company has assessed compliance with this criterion based on the number of days specified for such bank reconciliations in the transaction agreements, which state that bank reconciliations are to be performed in accordance with the Company’s credit and collection policy. The Company’s credit and collection policy requires reconciliations to be performed within 40 calendar days after the bank statement cutoff date.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.			X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.			X
1122(d)(4)(v)	The servicer’s records regarding the pool assets agree with the servicer’s records with respect to an obligor’s unpaid principal balance.			X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) Such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.			X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria	Performed Directly by the Company	Performed by Vendor(s) for which the Company is the Responsible Party	INAPPLICABLE SERVICING CRITERIA
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	X6
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.			X

[6]	With respect to servicing criterion 1122(d)(4)(xiv), there were no activities during the twelve months ended December 31, 2012, with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities.

APPENDIX B

GE Dealer Floorplan Master Note Trust, Series 2007-1

GE Dealer Floorplan Master Note Trust, Series 2008-A

GE Dealer Floorplan Master Note Trust, Series 2009-1

GE Dealer Floorplan Master Note Trust, Series 2009-2

GE Dealer Floorplan Master Note Trust, Series 2009-B

GE Dealer Floorplan Master Note Trust, Series 2010-A

GE Dealer Floorplan Master Note Trust, Series 2010-B

GE Dealer Floorplan Master Note Trust, Series 2011-1

GE Dealer Floorplan Master Note Trust, Series 2011-A

GE Dealer Floorplan Master Note Trust, Series 2012-1

GE Dealer Floorplan Master Note Trust, Series 2012-2

GE Dealer Floorplan Master Note Trust, Series 2012-3

GE Dealer Floorplan Master Note Trust, Series 2012-4

APPENDIX C

Instances of Material Noncompliance

1.	With respect to servicing criterion 1122(d)(1)(ii), for certain material servicing activities that were outsourced to a Vendor, the appropriate policies and procedures were not instituted to monitor the Vendor’s compliance with such servicing activities. The Company has identified a material deficiency in its policies and procedures to monitor the Vendor’s compliance with servicing criterion 1122(d)(2)(vii) in that the Company did not instruct the Vendor to prepare certain account reconciliations.

Management’s Discussion: In all instances where the Company did not instruct the Vendor to prepare bank reconciliations in accordance with 1122(d)(2)(vii), the bank reconciliations were subsequently prepared and reviewed with no exceptions. The Company has engaged in a long-term project to fully automate the preparation of investor reports. As part of this project, the new automated system will include a pre-populated table of all new accounts required for each new deal and the Company’s Operation group will assign an owner in the system responsible for the monthly reconciliation of each new account. The Company’s Accounting group will approve each new addition. Reports will be downloaded on a monthly basis to check the status of all reconciliations. As a result of these system and procedural upgrades, the processes which resulted in the noncompliance noted above will be automated commencing with the preparation of the investor reports delivered in connection with the April, 2013 payment date.

2.	With respect to servicing criterion 1122(d)(2)(vii), certain account reconciliations were not prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. Certain of these instances of material noncompliance related to account reconciliations prepared by a Vendor. The Company has identified a material deficiency in its policies and procedures to monitor the Vendor’s compliance in that the Company did not instruct the Vendor to prepare certain account reconciliations.

Management’s Discussion: In all instances where bank reconciliations were not prepared in accordance with 1122(d)(2)(vii), the bank reconciliations were subsequently prepared and reviewed with no exceptions. The Company has engaged in a long-term project to fully automate the preparation of investor reports. As part of this project, the new automated system will include a pre-populated table of all new accounts required for each new deal and the Company’s Operation group will assign an owner in the system responsible for the monthly reconciliation of each new account. The Company’s Accounting group will approve each new addition. Reports will be downloaded on a monthly basis to check the status of all reconciliations. As a result of these system and procedural upgrades, the processes which resulted in the noncompliance noted above will be automated commencing with the preparation of the investor reports delivered in connection with the April, 2013 payment date.